SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                   Form 8-K/A


                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest Event reported) July 31, 2001



                           OBSIDIAN ENTERPRISES, INC.
                          (formerly Danzer Corporation)
             (Exact name of registrant as specified in its charter)



   Delaware                              000-17430                35-2154335
(State or other jurisdiction      (Commission File Number)      (IRS Employer
  of incorporation)                                         Identification No.)



     111 Monument Circle, Suite 3680
            Indianapolis, IN                                     46204
(Address of principal executive offices)                       (Zip Code)



                                 (317) 237-4122
              (Registrant's telephone number, including area code)

                  OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES


                                EXPLANATORY NOTE

     This Amendment No. 1 to Current Report on Form 8-K/A is filed for the purpose of filing financial statements of United Expressline, Inc., U.S. Rubber Reclaiming, Inc., Champion Trailer, Inc. and Pyramid Coach, Inc. required by
Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K. The audited financial statements of U.S. Rubber, Champion, and Pyramid are incorporated by reference from the 8-K/A dated June 21, 2001.

ITEM 2. ACQUISITIONS OR DISPOSITION OF ASSETS

Item 2 is amended in its entirety to read as follows:

          On July 31, 2001, Obsidian Capital Partners, L.P. (the "Partnership") acquired substantially all of the assets of United Expressline, Inc. ("United), an Indiana-based, leading manufacturer of enclosed cargo and specialty trailers, for approximately $12,500,000 and incurred acquisition costs of approximately $1,100,000 and assumed approximately $1,700,000 of liabilities. Pursuant to an existing Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") previously entered into among Danzer Corporation, a New York corporation ("Danzer"), Danzer Industries, Inc., a wholly owned subsidiary of Danzer, Pyramid Coach, Inc., a Tennessee corporation ("Pyramid"), Champion Trailer, Inc., an Indiana corporation ("Champion Trailer"), United Acquisition, Inc., an Indiana corporation ("UAI"), U.S. Rubber Reclaiming, Inc., an Indiana corporation ("U.S. Rubber"), the Partnership and Timothy S. Durham, the Partnership exchanged 100% of its shares of UAI for shares of Series C Convertible Preferred
          Stock of Danzer ("Series C Preferred Stock"). The consideration was negotiated in arm's length discussions between the parties. As a result, UAI is now a wholly owned subsidiary of Danzer. Danzer intends to continue the operations of UAI under the name of "United Expressline, Inc."

          In connection with the Acquisition Agreement described above, on June 21, 2001, the parties completed the first closing whereby the Partnership and affiliates exchanged all of the shares of Champion Trailer, Pyramid, and U.S. Rubber to Danzer for 1,970,962 shares of Series C Preferred Stock with voting rights, which is a controlling interest in Danzer. At the second closing on July 31, 2001, Danzer issued an additional 2,593,099 shares of Series C Preferred Stock, of which 2,206,893 were issued to the Partnership.

          United has manufacturing operations in Bristol, Indiana, and White Pigeon, Michigan. The facility in White Pigeon produces a line of trailers under the Southwest Expressline label.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

Item 7 is hereby amended in its entirety to read as follows:

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               (i) The following financial statements and accompanying notes are filed with this report and certain audited financial statements of U.S. Rubber Reclaiming, Inc., Champion Trailer, Inc., and Pyramid Coach, Inc. are incorporated by reference as filed with the 8-K/A dated June 21, 2001 as indicated below:

                  OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES


               (ii) United Expressline, Inc.

                    o  Report of Independent Auditors               Page F-1
                    o  Balance Sheets as of December 31,
                         2000 and 1999                              Page F-2-3
                    o  Statements of Income for the Fiscal Years
                       Ended December 31, 2000, 1999, and 1998      Page F-4
                    o  Statements of Changes in Shareholders'
                         Equity for the Fiscal Years Ended December
                         31, 2000, 1999, and 1998                   Page F-5
                    o  Statements of Cash Flows for the Fiscal
                         Years Ended December 31, 2000, 1999,
                         and 1998                                   Page F-6
                    o  Notes to Financial Statements for the
                         Fiscal Years Ended December 31, 2000,
                         1999, and 1998                             Page F-7-10

               (iii)Financial statements  incorporated by reference to the 8-K/A dated June 21, 2001

                    U.S. Rubber Reclaiming, Inc.

                    o  Report of Independent Auditors
                    o  Balance Sheets as of December 31, 2000 and 1999
                    o  Statements of Income for the Fiscal Years Ended
                         December 31, 2000, 1999, and 1998
                    o  Statements of Changes in Shareholder's Equity for the
                         Fiscal Years Ended December 31, 2000, 1999, and 1998
                    o  Statements of Cash Flows for the Fiscal
                         Years Ended December 31, 2000, 1999, and 1998
                    o  Notes to Financial Statements for the Fiscal Years
                         Ended December 31, 2000, 1999, and 1998

                    Champion Trailer Company, L.P.

                    o  Report of Independent Auditors
                    o  Balance Sheet as of December 31, 2000
                    o  Statement of Operations for the Period May 1, 2000
                         through December 31, 2000
                    o  Statement of Changes in Partners' Capital for the
                         Period May 1, 2000 through December 31, 2000
                    o  Statement of Cash Flows for the Period May 1, 2000
                         through December 31, 2000
                    o  Notes to Financial Statements for the Period May 1, 2000
                         through December 31, 2000

                    Pyramid Coach, Inc. and Affiliate (Combined)

                    o  Report of Independent Auditors
                    o  Combined Balance Sheet as of December 31, 2000
                    o  Combined Statement of Operations for the Fiscal Year
                         Ended December 31, 2000
                    o  Combined Statement of Changes in Shareholders' and
                         Members' Deficit for the Fiscal Year Ended
                         December 31, 2000
                    o  Statement of Cash Flows for the Fiscal Year
                         Ended December 31, 2000
                    o  Notes to Financial Statements for the Fiscal Year
                         Ended December 31, 2000

                  OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES


               (iv) Unaudited  Financial  Statements and Notes  (presented along with pro forma information described below

                    U.S. Rubber Reclaiming, Inc.

                    o  Unaudited Condensed Balance Sheet
                         as of June 30, 2001                       Page F-12-13
                    o  Unaudited Condensed Statements of
                         Operations for the Six Months Ended
                         June 30, 2001 and 2000                    Page F-14
                    o  Unaudited Condensed Statements of
                         Operations for the Twelve Months Ended
                         December 31, 2000                         Page F-15
                    o  Unaudited Condensed Statements of Cash
                         Flows for the Six Months Ended June
                         30, 2001 and 2000                         Page F-16-17
                    o  Unaudited Condensed Statements of Cash
                         Flows for the Twelve Months Ended
                         December 31, 2000                         Page F-18
                    o  Notes to Unaudited Condensed Financial
                         Statements                                Page F-19-25

                    Champion Trailer, Inc. and Champion Trailer Company, L.P.

                    o  Unaudited Condensed Balance Sheet
                         as of June 30, 2001                       Page F-12-13
                    o  Unaudited Condensed Statements of
                         Operations for the Six Months Ended
                         June 30, 2001 and 2000                    Page F-14
                    o  Unaudited Condensed Statements of
                         Operations for the Twelve Months Ended
                         December 31, 2000                         Page F-15
                    o  Unaudited Condensed Statements of Cash
                         Flows for the Six Months Ended June
                         30, 2001 and 2000                         Page F-16-17
                    o  Unaudited Condensed Statements of Cash
                         Flows for the Twelve Months Ended
                         December 31, 2000                         Page F-18
                    o  Notes to Unaudited Condensed Financial
                         Statements                                Page F-19-25

                    Pyramid Coach, Inc. and Affiliate (Combined)

                    o  Unaudited Condensed Balance Sheet as
                         of June 30, 2001                          Page F-12-13
                    o  Unaudited Condensed Statements of
                         Operations for the Six Months Ended
                         June 30, 2001 and 2000                    Page F-14
                    o  Unaudited Condensed Statements of
                         Operations for the Twelve Months Ended
                         December 31, 2000                         Page F-15
                    o  Unaudited Condensed Statements of Cash
                         Flows for the Six Months Ended June
                         30, 2001 and 2000                         Page F-16-17
                    o  Unaudited Condensed Statements of Cash
                         Flows for the Twelve Months Ended
                         December 31, 2000                         Page F-18
                    o  Notes to Unaudited Condensed Financial
                         Statements                                Page F-19-25

                  OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES



                    United Expressline, Inc.

                    o  Unaudited Condensed Balance Sheet
                         as of June 30, 2001                       Page F-12-13
                    o  Unaudited Condensed Statements of
                         Operations for the Six Months Ended
                         June 30, 2001 and 2000                    Page F-14
                    o  Unaudited Condensed Statements of
                         Operations for the Twelve Months Ended
                         December 31, 2000                         Page F-15
                    o  Unaudited Condensed Statements of Cash
                         Flows for the Six Months Ended June 30,
                         2001 and 2000                             Page F-16-17
                    o  Unaudited Condensed Statements of Cash
                         Flows for the Twelve Months Ended
                         December 31, 2000                         Page F-18
                    o  Notes to Unaudited Condensed Financial
                         Statements                                Page F-19-25

     (b)  PRO FORMA FINANCIAL INFORMATION.

The following unaudited pro forma condensed financial information of the Company is filed with this report:

        Introduction to Pro Forma Financial Information            Page F-27
        Pro Forma Condensed Consolidated Balance Sheets
          as of June 30, 2001                                      Page F-28-29
        Pro Forma Condensed Consolidated Statements of
          Operations for the Six Months Ended June 30, 2001
          and 2000 and the Twelve Months Ended December 31, 2000   Page F-30-32
        Notes to Pro Forma Condensed Consolidated Financial
          Information                                              Page F-33

     (c)  EXHIBITS.

     2.1 Acquisition Agreement and Plan of Reorganization dated June 21, 2001, by and among Danzer Corporation, Danzer Industries, Inc., Pyramid Coach, Inc., Champion Trailer, Inc., United Acquisition, Inc., U.S. Rubber Reclaiming, Inc., Obsidian Capital Partners, L.P. and Timothy S. Durham.(1)

     23.1 Consent of McGladrey & Pullen LP (filed herewith).

     99.0 Certificate of Amendment of the Certificate of Incorporation.(1)

----------
(1) Filed on July 2, 2001 as an exhibit to the Schedule 13D filed on behalf of Timothy S. Durham, Obsidian Capital Partners, L.P., Obsidian Capital Company LLC, Terry G. Whitesell and Jeffrey W. Osler.

- - - - -

                  OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES



                                   SIGNATURES

     Pursuant to the requirements of Section 13 and 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               DANZER CORPORATION

                               By:  /s/ Timothy S. Durham
                               ---------------------------------------
                               Name:   Timothy S. Durham
                               Title: Chairman

DATE:  April 19, 2002

To the Board of Directors
United Expressline, Inc.
Indianapolis, Indiana

We have audited the accompanying balance sheets of United Expressline, Inc. as of December 31, 2000 and 1999, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Expressline, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Elkhart, Indiana
February 13, 2002



                                        McGladrey & Pullen, LLP

                            UNITED EXPRESSLINE, INC.

                                 BALANCE SHEETS


December 31,                                                                                   2000           1999
-------------------------------------------------------------------------------------------------------------------

Assets

Current assets:
    Cash and cash equivalents                                                       $      353,879    $    466,056
    Accounts receivable, net of allowance for
     doubtful accounts of $10,000                                                        1,386,612       1,423,220
    Accounts receivable, other                                                              65,969           8,843
    Inventories, net                                                                     3,444,925       3,225,737
    Prepaid expenses                                                                       176,897         149,744
-------------------------------------------------------------------------------------------------------------------

Total current assets                                                                     5,428,282       5,273,600
-------------------------------------------------------------------------------------------------------------------

Property, plant and equipment:
    Leasehold improvements                                                                 388,047         283,177
    Machinery and equipment                                                                499,444         311,081
    Office equipment, furniture and fixtures                                               183,984         153,456
    Vehicles (Note 5)                                                                      496,794         428,795
-------------------------------------------------------------------------------------------------------------------

                                                                                         1,568,269       1,176,509
    Less accumulated depreciation                                                         (617,739)       (484,726)
-------------------------------------------------------------------------------------------------------------------

Net property, plant and equipment                                                          950,530         691,783

Other assets:
    Deferred compensation funds (Note 3)                                                   345,624         175,993
-------------------------------------------------------------------------------------------------------------------

                                                                                    $    6,724,436    $  6,141,376
===================================================================================================================



                            UNITED EXPRESSLINE, INC.

                                 BALANCE SHEETS


December 31,                                                                                    2000           1999
--------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Current liabilities:
    Line of credit (Note 1)                                                          $    1,380,000    $  1,700,000
    Current portion of capital lease obligation (Note 5)                                     25,132          23,207
    Accounts payable, trade                                                                 401,166         376,946
    Accrued payroll and related taxes                                                       156,929         157,085
    Other accrued expenses                                                                  134,640         150,511
--------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                                 2,097,867       2,407,749

Capital lease obligation, long-term (Note 5)                                                105,563         130,696
Deferred compensation (Note 3)                                                              345,624         227,068
--------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                         2,549,054       2,765,513

Commitments and contingencies (Notes 4 and 6)

Shareholders' equity:
    Common stock, no par value, 1,000 shares authorized
     and issued, 550 outstanding                                                             11,000          11,000
    Retained earnings                                                                     4,164,382       3,364,863
--------------------------------------------------------------------------------------------------------------------

Total shareholders' equity                                                                4,175,382       3,375,863
--------------------------------------------------------------------------------------------------------------------

                                                                                     $    6,724,436    $  6,141,376
====================================================================================================================

                     See accompanying summary of significant
             accounting policies and notes to financial statements.

                            UNITED EXPRESSLINE, INC.

                              STATEMENTS OF INCOME


For the Years Ended December 31,                                             2000             1999            1998
-------------------------------------------------------------------------------------------------------------------

Net sales                                                        $    37,096,735   $   34,378,898   $   31,006,808

Cost of sales                                                         31,496,666       29,484,808       26,785,805
-------------------------------------------------------------------------------------------------------------------

Gross profit                                                           5,600,069        4,894,090        4,221,003

Selling, general and administrative expenses                           3,500,912        3,171,287        3,020,855
-------------------------------------------------------------------------------------------------------------------

Income from operations                                                 2,099,157        1,722,803        1,215,545

Other expense:
    Interest expense (Notes 1 and 5)                                     109,512          100,215           94,603
-------------------------------------------------------------------------------------------------------------------

Net income                                                       $     1,989,645   $    1,622,588   $    1,105,545
===================================================================================================================

Pro forma income data:
  Income before income taxes, as reported                        $     1,989,645   $    1,622,588   $    1,105,545
  Pro forma provision for income taxes                                   795,800          649,000          442,200
-------------------------------------------------------------------------------------------------------------------

Pro forma net income                                             $     1,193,845   $      973,588   $      663,345
===================================================================================================================

                     See accompanying summary of significant
             accounting policies and notes to financial statements.

                            UNITED EXPRESSLINE, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                    Common Stock
                                                                ---------------------   Retained
                                                                 Shares    Amount       Earnings         Total
--------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997                                        550    $ 11,000    $  2,469,864   $   2,480,864

1998 net income                                                      --          --       1,105,545       1,105,545

1998 shareholder distributions                                       --          --        (560,684)       (560,684)
--------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1998                                        550      11,000       3,014,725       3,025,725

1999 net income                                                      --          --       1,622,588       1,622,588

1999 shareholder distributions                                       --          --      (1,272,450)     (1,272,450)
--------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1999                                        550      11,000       3,364,863       3,375,863

2000 net income                                                      --          --       1,989,645       1,989,645

2000 shareholder distributions                                       --          --      (1,190,126)     (1,190,126)
--------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2000                                        550    $ 11,000    $  4,164,382   $   4,175,382
====================================================================================================================

                     See accompanying summary of significant
             accounting policies and notes to financial statements.

                            UNITED EXPRESSLINE, INC.

                            STATEMENTS OF CASH FLOWS


For the Years Ended December 31,                                                   2000          1999         1998
-------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
    Net income                                                             $  1,989,645  $ 1,622,588   $ 1,105,545
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation                                                              139,102      111,468       136,061
      Changes in operating assets and liabilities:
        (Increase) decrease in:
           Accounts receivable                                                  (20,518)    (303,024)      291,251
           Inventories                                                         (219,188)    (507,756)      (16,239)
           Prepaid expenses                                                     (27,153)    (107,053)       13,409
           Deferred compensation                                               (169,631)    (115,321)      (60,672)
        Increase (decrease) in:
           Accounts payable                                                      24,220       18,585      (820,119)
           Accrued expenses                                                     102,529      223,743        85,519
-------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                     1,819,006      943,230       734,755
-------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
    Additions to furniture, fixtures and equipment                             (397,849)     (82,674)     (149,793)
-------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                          (397,849)     (82,674)     (149,793)
-------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
    Net proceeds (repayments) from short-term debt                             (320,000)     475,000       345,000
    Distributions to shareholder                                             (1,190,126)  (1,272,450)     (560,684)
    Net principal repayments on capital lease obligation                        (23,208)     (12,026)           --
-------------------------------------------------------------------------------------------------------------------

Net cash used in financing activities                                        (1,533,334)    (809,476)     (215,684)
-------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                                (112,177)      51,080       369,278

Cash and cash equivalents, beginning of year                                    466,056      414,976        45,698
-------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                                     $    353,879  $   466,056   $   414,976
===================================================================================================================

Supplemental cash flow information:
    Interest paid                                                          $    108,596  $   105,050   $    87,823
===================================================================================================================

    State income taxes paid                                                $     69,701  $    31,655   $    42,357
===================================================================================================================


Noncash Transaction:
     During the year ended December 31, 1999, United Expressline, Inc. entered into a capital lease agreement for transportation equipment. The effect of this transaction was to increase vehicles and capital lease obligations by
     $165,929,                                                     respectively.
===============================================================================
    See accompanying summary of significant accounting policies and notes to financial statements.

                            UNITED EXPRESSLINE, INC.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS

United Expressline, Inc. (the "Company") manufactures and sells general use cargo trailers and specialty trailers used in the racing industry and for other special uses. The Company operates under the trade names United Expressline and Southwest Expressline.

REVENUE RECOGNITION

Sales are recorded upon shipment when title passes to the customer. The Company accumulates costs of trailers in work in process inventory until completion.

BUSINESS RISK AND CREDIT CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company's customers are not concentrated in any one specific geographic region. The credit risk associated with trade receivables within this specific industry may be affected by changes in economic or other conditions and may, accordingly, impact the Company's overall credit risk. The Company reviews a customer's credit history before extending credit. Allowances for doubtful accounts are established based on specific customer risk, historical trends and other information.

INVENTORIES

Inventories are valued at the lower of standard cost (which approximates the first-in, first-out [FIFO] method) or market.

December 31,                                2000           1999
----------------------------------------------------------------

Raw materials                    $    1,870,732   $  1,755,029
Work-in-process                         389,021        543,905
Finished goods                        1,196,175      1,016,345
Inventory reserves
 and allowances                         (11,003)       (89,542)
----------------------------------------------------------------

                                 $    3,444,925   $  3,225,737
================================================================

                            UNITED EXPRESSLINE, INC.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at historical cost with depreciation taken using the double-declining balance and straight-line methods over their estimated useful lives. Transportation equipment under capital lease of $165,929 is stated at the lower of fair market value or net present value of the minimum lease payments at date of lease. Amortization of equipment under capital lease is included in depreciation expense. Life ranges for property and equipment are as follows:

Leasehold improvements                                    5 - 10 years
Machinery and equipment                                   5 - 7 years
Office equipment, furniture, and fixtures                 5 - 7 years
Vehicles                                                  5 - 8 years

Amortization on equipment under capital lease charged to expense for the years ended December 31, 2000, 1999, and 1998 was $27,655, $11,523, and none, respectively. Depreciation expense for the years ended December 31, 2000, 1999, and 1998 totaled $139,102, $111,468, and $136,061, respectively.

INCOME TAXES

The shareholder of the Company have elected to be treated as an S Corporation for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. The corporate income or loss credits are passed to the shareholders and combined with their personal income and deductions to determine taxable income on their individual tax returns. Accordingly, no provision for federal income taxes has been made for the years ended December 31, 2000, 1999, and 1998, respectively.

PRO FORMA INCOME TAXES

The pro forma income tax expense for the years ended December 31, 2000, 1999, and 1998 have been computed using an estimated combined tax rate of 40%.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.

CASH EQUIVALENTS

For purposes of the statement of cash flows presentation, cash equivalents are unrestricted, highly liquid short-term cash investments generally with a maturity of three months or less.

ADVERTISING COSTS

The Company incurs advertising costs in the normal course of business, which are expensed as incurred. Advertising costs totaled $75,241, $72,671, and $70,617 for the years ended December 31, 2000, 1999, and 1998, respectively.

                            UNITED EXPRESSLINE, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.   LINE OF CREDIT

The Company has a line of credit with maximum borrowing capability of $2,000,000. Borrowings of $1,000,000 against the line are on a 90-day note payable due February 26, 2001 with interest based on the London Interbank Overseas Rate (LIBOR). Interest is due at the end of the note term and was being paid at 9.098% at December 31, 2000. The remaining borrowings of $380,000 against the line bear interest at the bank's prime rate (9.5% at December 31, 2000) and are due on demand. All borrowings against the line of credit are unsecured and are personally guaranteed by the shareholder. Amounts outstanding on this line were $1,380,000 and $1,700,000 at December 31, 2000 and 1999,
respectively.

2.   DEFINED CONTRIBUTION PLAN

The Company sponsors a defined contribution profit sharing plan which provides retirement benefits to substantially all employees of the Company who have completed over one year of service. The plan includes features under Section 401(k) of the Internal Revenue Code. Contributions to the plan are defined by the plan document. The plan, effective January 1, 1996, has been qualified under the Employees Retirement Income Security Act (ERISA) of 1974. Employer contributions to the plan for the years ended December 31, 2000, 1999, and 1998 were $45,900, $42,905, and $51,103, respectively.

3.   DEFERRED COMPENSATION

During the year ended December 31, 1998, the Company entered into deferred compensation agreements with several key employees. The agreements provide for benefits paid upon retirement or severance. The Company's cost under these agreements was $13,768, $12,769, and $4,666 for the years ended December 31, 2000, 1999, and 1998, respectively.

4.   OPERATING LEASES

The Company has various operating lease commitments, principally related to machinery and equipment and office equipment. The approximate future minimum annual rentals for the years under the terms of these leases, which expire on various dates through the year ended December 31, 2005, are as follows:

Year Ending December 31,
---------------------------------------------------------------------------

2001                                                          $    54,917
2002                                                               27,640
2003                                                               11,747
2004                                                                9,665
2005                                                                3,222
---------------------------------------------------------------------------

                                                              $   107,191
===========================================================================

The Company leases its operating facilities on a month-to-month basis from a related corporation owned by the stockholders for $5,600 per month, plus the payment of insurance, normal maintenance and property taxes on the property. Rent paid to the related corporation totaled $67,200, $67,200, and $78,200 for the years ended December 31, 2000, 1999, and 1998, respectively.

Rental expense under all operating leases for the years ended December 31, 2000, 1999, and 1998, totaled $108,358, $126,542, and $132,771, respectively.

                            UNITED EXPRESSLINE, INC.

                          NOTES TO FINANCIAL STATEMENTS


5.   CAPITAL LEASES

The Company has a capital lease commitment related to transportation equipment. The approximate future minimum annual rentals for the years under the terms of the lease, which expires during the year ended December 31, 2005, are as follows:

Year Ending December 31,
---------------------------------------------------------------------------

2001                                                          $    34,680
2002                                                               34,680
2003                                                               34,680
2004                                                               34,680
2005                                                               17,340
Less amount representing interest                                 (25,365)
---------------------------------------------------------------------------

                                                                  130,695
Less current portion                                              (25,132)
---------------------------------------------------------------------------

                                                              $   105,563
===========================================================================

Transportation equipment under capital lease totaled $165,929 as of December 31, 2000 and 1999, respectively. Accumulated depreciation for transportation equipment under capital lease totaled $39,178 and $11,523 as of December 31, 2000 and 1999, respectively.

6.   COMMITMENTS AND CONTINGENCIES

The Company is a defendant in various lawsuits. In the opinion of legal counsel, these suits are without merit and should not result in judgments which will have a material adverse effect on the Company's financial position or results of operations.

7.   SUBSEQUENT EVENTS

On July 31, 2001, the assets of the Company were acquired by United Acquisition, Inc. (UAI) for a total purchase price of $15,358,000. UAI changed its name to United Expressline, Inc. and merged into and became a wholly owned subsidiary of Obsidian Enterprises, Inc. (formerly Danzer Corporation) simultaneous with the acquisition. The purchase price was comprised of $11,050,000 in cash, the issuance of a note payable to seller in the amount of $1,500,000, and acquisition costs of $1,138,000. The note is due July 27, 2006 with interest payable monthly at 9% per annum.

                               UNAUDITED FINANCIAL
                              STATEMENTS AND NOTES

                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                       UNAUDITED CONDENSED BALANCE SHEETS


                                               June 30,2001                  April 30,                                  June 30,
                                                                              2001                                        2001
                               -------------------------------------------- ------------                               ------------
                                   U.S. Rubber    Champion    Pyramid Coach Danzer      Eliminating   U.S. Rubber Group United
                                   Reclaiming     Trailers    Combined      Corp.       Entries       Combined Total    Expressline
                                   -------------  ----------- ------------  ----------  -----------  ---------------  -------------

Current assets:
  Cash                             $          --   $   30,639  $    14,327  $   25,958  $     --     $       70,924   $    217,789
  Accounts receivable, net             1,370,003      198,624      541,242     837,728    (9,482)         2,938,115      1,497,771
  Inventories, net                       806,516    1,485,992           --     482,121        --          2,774,629      3,654,192
  Other current assets                   628,216        2,349      358,647      24,943        --          1,014,155        155,882
                                   -------------  -----------  -----------  ----------  -----------
                                   -------------  -----------  -----------  ----------  -----------  ---------------  -------------

Total current assets                   2,804,735    1,717,604      914,216   1,370,750    (9,482)         6,797,823      5,525,634
                                   -------------  -----------  -----------  ----------  -----------  ---------------  -------------

Property, plant and equipment, net     8,402,658      884,960   12,362,123   1,412,721        --         23,062,462        927,681
                                   -------------  -----------  -----------  ----------  -----------  ---------------  -------------

Other assets:
  Goodwill and other intangible
   assets                                 68,580    2,507,234      138,242          --        --          2,714,056             --
  Other assets                           245,294           --                  114,880        --            360,174        396,394
                                   -------------  -----------  -----------  ----------  -----------  ---------------  -------------

Total assets                       $  11,521,267  $ 5,109,798  $13,414,581  $2,898,351  $ (9,482)    $   32,934,515   $  6,849,709
                                   =============  ===========  ===========  ==========  ===========  ===============  =============


                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                       UNAUDITED CONDENSED BALANCE SHEETS


                                                  June 30, 2001                April 30,                                June 30,
                                                                                2001                                      2001
                                         ------------------------------------ -----------                             -------------
                                         U.S. Rubber  Champion    Pyramid     Danzer      Eliminating  U.S. Rubber     United
                                                                  Coach       Corp.                    Group Combined
                                         Reclaiming   Trailers    Combined                Entries      Total           Expressline
                                         ------------ ----------- ----------- ----------- -----------  --------------  ------------

Current liabilities:
  Lines of credit                        $  2,376,351 $   200,000 $   199,999 $        --  $      --   $  2,776,350    $ 1,000,000
  Current portion of long-term debt         1,117,221   1,715,524   1,847,336     728,112         --      5,408,193         26,155
  Accounts payable and accrued expenses     1,206,957     383,719     274,002     564,503         --      2,429,181      1,365,369
  Other current liabilities                        --   1,032,500     324,193          --         --      1,356,693             --
                                         ------------  ----------  ---------- -----------  ----------  --------------  ------------

Total current liabilities                   4,700,529   3,331,743   2,645,530   1,292,615         --     11,970,417      2,391,524

Long-term liabilities:
  Long-term debt, net of current portion    4,136,948     875,919  12,299,271     664,697         --     17,977,285         92,225
  Deferred income taxes                     1,931,000          --          --          --         --      1,931,000             --
  Other liabilities                                --   1,161,099     542,207          --     (9,482)     1,693,824        369,285
                                         ------------  ----------  ----------  ----------  ----------  --------------  ------------

Total liabilities                          10,768,477   5,368,761  15,487,458   1,957,312     (9,482)    33,572,526      2,853,034

Stockholders' equity (deficit)                752,790   (258,963)  (2,072,877)    941,039         --      (638,011)      3,996,675
                                         ------------  ----------  ----------- ----------  ----------  --------------  ------------

Total liabilities and stockholders'
equity (deficit)                         $ 11,521,267  $5,109,798 $ 13,414,581 $ 2,898,351   $(9,482)  $ 32,934,515    $ 6,849,709
                                         ============  ==========  =========== =========== ==========  ==============  ============

                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                            For the six months ended

                                                            June 30, 2001                April 30,                     June 30,
                                                                                           2001                         2001
                                                --------------------------------------- -------------               ---------------
                                                U.S. Rubber    Champion     Pyramid     Danzer      U.S. Rubber       United
                                                                            Coach       Corp.       Group Combined
                                                Reclaiming     Trailers     Combined                  Total         Expressline
                                                -------------  -----------  ----------- ----------- --------------  ---------------

Net sales                                       $   5,961,797  $ 1,809,862  $ 2,013,101 $ 2,983,815 $ 12,768,575    $ 19,978,413

Cost of sales                                       5,375,775    1,724,406      550,178   2,396,570   10,046,929      17,210,838
                                                -------------  -----------  ----------- ----------- --------------  ---------------

Gross profit                                          586,022       85,456    1,462,923     587,245    2,721,646       2,767,575

Selling, general and administrative expenses          433,860      522,572    1,046,885     512,861    2,516,178       1,985,148
                                                -------------  -----------  ----------- ----------- --------------  ---------------

Income (loss) from operations                         152,162    (437,116)      416,038      74,384      205,468         782,427

Other expenses                                      (345,372)    (195,349)    (733,778)    (68,913)  (1,343,412)        (56,771)
Income tax benefit                                     66,000           --           --          --       66,000              --
                                                -------------  -----------  ----------- ----------- --------------  ---------------

Net income (loss)                               $   (127,210)   $(632,465)  $ (317,740) $     5,471 $(1,071,944)    $    725,656
                                                =============  ===========  =========== =========== ==============  ===============

                                                                                          April 30,
                                                         June 30, 2000                     2000                     June 30, 2000
                                                --------------------------------------- -------------              ---------------

Net sales                                       $   5,825,459   $  268,891  $ 1,489,950 $ 3,486,747 $11,071,047    $ 21,009,668

Cost of sales                                       4,896,921      217,103      569,417   2,819,179   8,502,620      17,765,068
                                                -------------  -----------  ----------- ----------- -------------- ---------------

Gross profit                                          928,538       51,788      920,533     667,568   2,568,427       3,244,600

Selling, general and administrative expenses          912,448      127,975      782,715     655,944   2,479,082       1,991,116
                                                -------------  -----------  ----------- ----------- -------------- ---------------

Income (loss) from operations                          16,090     (76,187)      137,818      11,624      89,345       1,253,484

Other expenses                                       (47,876)     (67,165)    (556,136)    (75,959)   (747,136)        (48,738)
                                                -------------  -----------  ----------- ----------- -------------- ---------------

Net income (loss)                               $    (31,786)  $ (143,352)   $(418,318) $  (64,335) $ (657,791)    $  1,204,746
                                                =============  ===========  =========== =========== ============== ===============

                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                           For the twelve months ended

                                                          December 31, 2000             October 31,                  December 31,
                                                                                          2000                         2000
                                                --------------------------------------- -----------                 --------------
                                                U.S. Rubber   Champion     Pyramid      Danzer      U.S. Rubber     United
                                                                           Coach        Corp.       Group Combined
                                                Reclaiming    Trailers     Combined                 Total           Expressline
                                                ------------  -----------  ------------ ----------- --------------  ---------------

Net sales                                       $ 12,583,017  $ 1,907,919  $ 3,934,684  $ 7,705,833 $ 26,131,453    $ 37,096,735

Cost of sales                                     10,956,684    1,727,207    1,637,128    6,018,372   20,339,391      31,496,666
                                                ------------  -----------  ------------ ----------- --------------  ---------------

Gross profit                                       1,626,333      180,712    2,297,556    1,687,461    5,792,062       5,600,069

Selling, general and administrative expenses       1,442,586      600,925    1,662,200    1,374,514    5,080,225       3,500,912
                                                ------------  -----------  ------------ ----------- --------------  ---------------

Income (loss) from operations                        183,737    (420,213)      635,356      312,947      711,827       2,099,157

Other expenses                                      (85,702)    (266,285)  (1,182,376)    (103,332)  (1,637,695)       (109,512)
Income tax expense                                  (49,538)           --           --           --     (49,538)             --
                                                ------------  -----------  ------------ ----------- --------------  ---------------

Net income (loss)                               $     48,497  $ (686,498)  $ (547,020)  $   209,615 $  (975,406)   $   1,989,645
                                                ============  ===========  ============ =========== ==============  ===============

                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                            For the six months ended

                                                       June 30,2001                 April 30,                   June 30,
                                                                                      2001                       2001
                                         ------------------------------------------ -----------                ------------
                                                                                                    U.S.
                                                                                                   Rubber
                                                                        Pyramid                    Group
                                         U.S. Rubber      Champion      Coach         Danzer      Combined     United
                                          Reclaiming      Trailers      Combined      Corp.         Total      Expressline
                                         -------------- ------------- ------------- -----------  ------------  ------------

Cash flows from operating activities:
  Net income (loss)                       $  (127,210)   $ (632,465)    $(317,740)   $  5,471    $(1,071,944)   $  725,656
  Depreciation and amortization               541,385       158,187       463,340     153,272      1,316,184        78,850
  Deferred income taxes                       (66,000)           --            --          --        (66,000)           --
  Changes in assets and liabilities
  resulting from operations                   752,209      (519,878)      (61,281)     44,746        215,796       412,083
                                         -------------- ------------- ------------- -----------  ------------  ------------

Net cash provided by (used in)
operating activities                        1,100,384      (994,156)       84,319     203,489        394,036     1,216,589
                                         -------------- ------------- ------------- -----------  ------------  ------------

Cash flows from investing activities:
  Purchases of property, plant and
  equipment                                  (531,035)           --       (14,488)    (20,880)      (566,403)      (56,001)
  Proceeds from sales of assets                    --            --       (16,889)         --        (16,889)           --
  Cash payments in acquisition
  including fees, net of acquired cash             --        (1,000)           --          --         (1,000)           --
  Purchases of marketable equity
  securities                                       --            --        (3,767)         --         (3,767)           --
                                         -------------- ------------- ------------- -----------  ------------  ------------

Net cash used in investing activities        (531,035)       (1,000)      (35,144)    (20,880)      (588,059)      (56,001)
                                         -------------- ------------- ------------- -----------  ------------  ------------

Proceeds from financing activities:
  Net borrowings/payments on lines of
credit                                        249,909        25,000            (7)    (32,157)       242,745      (380,000)
  Proceeds from issuance of debt                   --            --        40,030          --         40,030            --
  Principal payments on debt               (1,036,524)     (232,762)     (414,734)   (124,494)    (1,808,514)      (12,315)
  Net advances from related parties                --     1,161,099       303,173          --      1,464,272            --
  Distributions to members of DW
  Leasing, LLC and stockholders of
  United Expressline                               --            --        34,704          --         34,704      (904,363)
                                         -------------- ------------- ------------- -----------  ------------  ------------

Net cash provided by (used in)
financing activities                         (786,615)      953,337       (36,834)   (156,651)       (26,763)   (1,296,678)
                                         -------------- ------------- ------------- -----------  ------------  ------------

Increase (decrease) in cash                  (217,266)      (41,819)       12,341      25,958       (220,786)     (136,090)

Cash, beginning of period                     217,266        72,458         1,986          --        291,710       353,879
                                         -------------- ------------- ------------- -----------  ------------  ------------

Cash, end of period                       $        --    $   30,639     $  14,327    $ 25,958     $   70,924    $  217,789
                                         ============== ============= ============= ===========  ============  ============

Supplemental disclosure of cash flow
 information:
  Interest paid                           $   356,685    $  195,349     $ 359,432    $ 77,946     $  989,412    $   64,941
                                         ============== ============= ============= ===========  ============  ============


                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                            For the six months ended


                                                       June 30,2000                 April 30,                   June 30,
                                                                                       2000                       2000
                                         ------------------------------------------ -----------                ------------
                                                                                                    U.S.
                                                                                                   Rubber
                                                                        Pyramid                    Group
                                         U.S. Rubber      Champion      Coach         Danzer      Combined     United
                                          Reclaiming      Trailers      Combined      Corp.         Total      Expressline
                                         -------------- ------------- ------------- -----------  ------------  ------------

Cash flows from operating activities:
  Net income (loss)                       $   (31,786)   $ (143,352)   $ (418,318)   $(64,335)    $ (657,791)   $1,204,746
  Depreciation and amortization               255,377        53,345       322,597     161,150        792,469        66,887
  Deferred income taxes                            --            --        (4,487)         --         (4,487)           --
  Changes in assets and liabilities
  resulting from operations                   131,970        69,065      (349,690)   (239,732)      (388,387)      359,658
                                         -------------- ------------- ------------- -----------  ------------  ------------

Net cash provided by (used in)
 operating activities                         355,561       (20,942)     (449,898)   (142,917)      (258,196)    1,631,291
                                         -------------- ------------- ------------- -----------  ------------  ------------

Cash flows from investing activities:
  Purchases of property, plant and                                                                                (141,395)
  equipment                                  (464,215)       (3,302)     (120,675)    (79,814)       668,006
  Purchases of marketable equity                                                                                        --
  securities                                       --            --      (916,000)         --       (916,000)
  Cash payments in acquisition
  including fees, net of acquired cash             --    (3,588,893)           --          --     (3,588,893)           --
                                         -------------- ------------- ------------- -----------  ------------  ------------

Net cash used in investing activities        (464,215)   (3,592,195)   (1,043,135)    (79,814)    (5,179,359)     (141,395)
                                         -------------- ------------- ------------- -----------  ------------  ------------

Cash flows from financing activities:
  Net borrowings/payments on lines of                                                                             (950,000)
  credit                                           --       100,000       631,500     437,276      1,168,776
  Proceeds from issuance of debt                   --     2,927,844     1,511,969     600,000      5,039,813            --
  Principal payments on debt                 (163,582)      (38,791)     (184,775)   (718,285)    (1,105,433)      (11,373)
  Net advances from related parties                --       223,000       (71,029)         --        151,971            --
  Capital contributions                            --       500,000            --          --        500,000            --
  Distributions to members of DW
  Leasing, LLC and stockholders of
  United Expressline                               --            --      (391,762)         --       (391,762)     (606,308)
                                         -------------- ------------- ------------- -----------  ------------  ------------
                                                                                                          --
Net cash provided by (used in)
 financing activities                        (163,582)    3,712,053     1,495,903     318,991      5,363,365    (1,567,681)
                                         -------------- ------------- ------------- -----------  ------------  ------------

Increase (decrease) in cash                  (272,236)       98,916         9,330      96,260         68,030       (77,785)

Cash, beginning of period                     422,675            --            --          --        422,675       466,056
                                         -------------- ------------- ------------- -----------  ------------  ------------

Cash, end of period                       $   150,439    $   98,916    $    9,330    $ 96,260     $  354,945    $  388,271
                                         ============== ============= ============= ===========  ============  ============

Supplemental disclosure of cash flow
 information:
  Interest paid                           $   260,923    $   67,165    $  508,789    $ 92,100     $  928,977    $   55,561
                                         ============== ============= ============= ===========  ============  ============


                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                           For the twelve months ended


                                                       December 31, 2000             October 31,                December 31,
                                                                                       2000                       2000
                                         ------------------------------------------ -----------                ------------
                                                                                                    U.S.
                                                                                                   Rubber
                                                                        Pyramid                    Group
                                         U.S. Rubber      Champion      Coach         Danzer      Combined     United
                                          Reclaiming      Trailers      Combined      Corp.         Total      Expressline
                                         -------------- ------------- ------------- -----------  ------------  ------------

Cash flows from operating activities:
  Net income (loss)                       $    48,497    $ (686,498)   $ (547,020)   $209,615     $ (975,406)   $1,989,645
  Depreciation and amortization               554,071       210,852       761,865     339,408      1,866,196       139,102
  Deferred income taxes                       215,789            --        (4,487)         --        211,302            --
  Loss on sale of equipment                        --            --       (61,990)         --        (61,990)           --
  Loss on sale of marketable equity
  securities                                       --            --       (60,239)         --        (60,239)           --
  Changes in assets and liabilities
  resulting from operations                   (56,384)      212,705        71,349    (167,707)        59,963      (309,741)
                                         -------------- ------------- ------------- -----------  ------------  ------------

Net cash provided by (used in)
 operating activities                         761,973      (262,941)      159,478     381,316      1,039,826     1,819,006
                                         -------------- ------------- ------------- -----------  ------------  ------------

Cash flows from investing activities:
  Purchases of property, plant and
  equipment                                (1,051,338)       (5,793)      447,288     (78,187)    (1,589,007)     (397,849)
  Proceeds from sale of equipment                  --            --       233,565          --        233,565            --
  Purchases of marketable equity
  securities                                       --            --    (1,108,672)         --     (1,208,672)           --
  Proceeds from sales of marketable
  equity securities                                --            --       876,568          --        876,559            --
  Cash payments in acquisition
  including fees, net of acquired cash      2,207,546    (3,588,893)           --          --     (1,381,347)           --
                                         -------------- ------------- ------------- -----------  ------------  ------------

Net cash provided by (used in)
 investing activities                       1,156,208    (3,594,686)      445,777     (78,187)    (3,068,902)     (397,849)
                                         -------------- ------------- ------------- -----------  ------------  ------------

Cash flows from financing activities:
  Net borrowings/payments on lines of
  credit                                           --       175,000       200,006    (107,592)       267,414      (320,000)
  Proceeds from issuance of debt                   --     2,927,844     2,024,530     545,565      5,497,939            --
  Principal payments on debt               (2,186,199)     (232,759)     (777,268)   (741,102)    (3,937,328)      (23,208)
  Net advances to related parties                  --            --       171,868          --        171,868            --
  Capital contributions                            --     1,060,000            --          --      1,060,000            --
  Distributions to members of DW
  Leasing, LLC and stockholders of
  United Expressline                               --            --    (1,330,851)         --     (1,230,851)   (1,190,126)
                                         -------------- ------------- ------------- -----------  ------------  ------------

Net cash provided by (used in)
 financing activities                      (2,186,199)    3,930,085       388,285    (303,129)     1,829,042    (1,533,334)
                                         -------------- ------------- ------------- -----------  ------------  ------------

Increase (decrease) in cash                  (268,018)       72,458         1,986          --       (200,034)     (112,177)

Cash, beginning of period                     485,284            --            --          --        491,744       466,056
                                         -------------- ------------- ------------- -----------  ------------  ------------

Cash, end of period                       $   217,266    $   72,458    $    1,986    $     --     $  291,710    $  353,879
                                         ============== ============= ============= ===========  ============  ============

Supplemental disclosure of cash flow
 information:
  Interest paid                           $   484,658    $  243,227    $1,246,830    $192,874     $2,167,389    $  108,596
                                         ============== ============= ============= ===========  ============  ============

                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


1.   INTERIM FINANCIAL STATEMENTS

The interim financial statements are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the results of operations and financial position for such periods. All such adjustments reflected in the interim financial statements are considered to be of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of results for the full year. Accordingly, these financial statements should be read in conjunction with the Company's financial statements and notes thereto for the years ended December 31, 2000, 1999, and 1998.

2. BASIS OF PRESENTATION, DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

All fiscal 2001 and 2000 financial information presented in the Condensed Balance Sheets, Condensed Statements of Operations, and Condensed Statements of Cash Flows represents the results for U.S. Rubber Reclaiming, Champion Trailer, Inc., Pyramid Coach, Inc. and Affiliate, on a combined basis for the periods stated. In addition, the 2001 and 2000 financial information presented in the Condensed Balance Sheet, Condensed Statements of Operations, and Cash Flows include the financial results of United Expressline, Inc., which was purchased on July 31, 2001. The operating results for the six-month period ended June 30, 2001 and 2000 are not necessarily indicative of the results that may be expected for any future periods.

On June 21, 2001 ("Acquisition Date"), a change of control of the Registrant occurred. Through an Acquisition Agreement and Plan of Reorganization dated June 21, 2001 (the "Reorganization Agreement") by and among Danzer, Danzer Industries, Inc., a wholly owned subsidiary of Danzer, and Obsidian Capital Partners, LP ("Obsidian"), Timothy S. Durham (the newly elected Chairman of the Board of Danzer), and other individual owners of Pyramid and Champion. On the Acquisition Date, Danzer acquired: all of the outstanding capital stock of Pyramid in exchange for 810,099 shares of Danzer Series C Convertible Preferred Stock ("Danzer Preferred"); all of the outstanding capital stock of Champion for 135,712 shares of Danzer Preferred and all of the outstanding capital stock of U.S. Rubber for 1,025,151 shares of Danzer Preferred. On July 31, 2001, Danzer acquired all of the outstanding capital stock of United from Obsidian for 2,206,893 shares of Danzer Preferred.

The acquired entities, considered accounting subsidiaries of U.S. Rubber Reclaiming (the accounting acquirer) and legal subsidiaries of Danzer after the Acquisition and Plan of Reorganization, are as follows:

U.S. Rubber Reclaiming, Inc. ("U.S. Rubber", the accounting acquirer), which is engaged in reclaiming scrap butyl rubber into butyl reclaim for resale to manufacturers of rubber products.

Pyramid Coach, Inc. (Pyramid) is engaged in the leasing of coaches, designed and fitted out for use for travel by country, rock bands and other business enterprises, primarily on weekly to monthly leases. The financial statements of Pyramid are presented on a combined basis and include the assets, liabilities, equity and results of operations of DW Leasing, LLC (DW) (collectively, the Company). DW is controlled by individuals who are also controlling stockholders of Obsidian Enterprises, Inc. DW also owns coaches which are leased primarily through Pyramid, and Pyramid is a co-borrower and guarantor on a significant portion of DW debt financing the coaches. All significant intercompany transactions and balances have been eliminated in combination.

                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS



Champion Trailer, Inc. ("Champion"), which manufactures and sells transport trailers to be used primarily in the auto racing industry.

United Expressline, Inc. ("United") manufactures and sells general use cargo trailers and specialty trailers used in the racing industry and for other special purposes.

All significant intercompany transactions and balances have been eliminated in consolidation. Also see notes below for other significant accounting policies.

3.   GOING CONCERN CONSIDERATION

Pyramid and Champion

The accompanying financial statements of Pyramid and Champion have been presented on the basis that they are a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Accordingly, for Pyramid and Champion, realization of their assets and satisfaction of their liabilities in the normal course of business is dependent upon their ability to generate sufficient cash flow to meet their obligations on a timely basis, comply with the terms of its debt financing agreements, obtain refinancing of certain obligations, and lease its coach fleet on a consistent basis.

Management's plans with regard to these matters are included in the audited financial statements of Pyramid and Champion contained in the June 21, 2001 Form 8-K/A incorporated herein by reference.

4.   INVENTORIES

Inventories are stated at the lower-of-cost (first-in, first-out) or market and are comprised of the following components (in thousands):

                                                         June 30, 2001                          April 30, 2001
                                            ----------------------------------------           -----------------
                                             U.S. Rubber    Champion     Pyramid           Danzer          Total
                                            ----------------------------------------  -------------------------------

Raw materials                                 $    1,457    $      360   $     --       $        224     $   2,041
Work-in-process                                       --         1,126         --                223         1,349
Finished goods                                       473            --         --                 35           508
Valuation reserve                                 (1,123)           --         --                 --        (1,123)
                                            ----------------------------------------  -------------------------------

Total                                         $      807    $    1,486   $     --       $        482     $   2,775
                                            ========================================  ===============================

United Expressline, Inc.

                                          June 30, 2001
                                        -------------------

Raw materials                             $        2,005
Work-in-process                                      516
Finished goods                                     1,158
Valuation reserve                                    (25)
                                        -------------------

Total                                     $        3,654
                                        ===================

                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


5.   FINANCING ARRANGEMENTS

As a part of the Acquisitions described in Note 2 and to provide working capital, the Company has incurred the following debt as of June 30, 2001 and April 30, 2001, respectively:

U.S. Rubber

                                                                                                       Debt Amount
                                                                                                     (in thousands)
                                                                                                        June 30,
         Lender                               Terms                           Collateral & Use            2001
---------------------------------------------------------------------------------------------------------------------

Bank One Revolving Line Not to exceed $3,000,000 or borrowing base, First lien on all assets of Credit whichever is less, with interest payable at (working
capital loan)           prime +3/4%
                                                                                             $   2,176
Bank One Cap Ex Line     Not to exceed $200,000, interest payable at
                         prime + 1%                                                                           200
Bank One Term Loan I     $2,500,000 with principal repayable in monthly  First lien on all assets installments of $34,725 plus interest at prime  (finance acquisition)
                         plus 1%, balloon payment of principal and
                         accrued interest due November 2005                                                 2,292
Bank One Term Loan II    $500,000 with principal repayable in monthly    First lien on all assets
                         installments of $2,778 plus interest at prime   (finance acquisition)
                         plus 1%, balloon payment of principal and
                         accrued interest due November 2005                                                   482
Seller                   $1,750,000 with interest payable monthly at a   Secured by stock pledge
                         fixed rate of 14% until March 31, 2001 then     agreement of U.S. Rubber
                         20% thereafter; interest payments deferred      stock by Danzer
                         through May 2001; principal and accrued
                         interest due December 2005                                                         1,750
Seller                   $930,000 noninterest-bearing note payable in    Subordinate to bank debt
                         24 monthly installments of $38,733 through      (finance acquisition)
                         December 2002; interest imputed at 12%                                               630
Various                  Capital lease obligations                                                            101
                                                                                                     ----------------

Subtotal U.S. Rubber                                                                                        7,631
                                                                                                     ----------------

                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


Champion Trailer

                                                                                                       Debt Amount
                                                                                                     (in thousands)
                                                                                                        June 30,
Lender                      Terms                                        Collateral & Use                2001
---------------------------------------------------------------------------------------------------------------------

Bank One, Indiana N.A.   Not to exceed $200,000 or borrowing base,       First lien on all assets
("Bank One") Revolving   whichever is less, interest payable at prime +  (working capital loan)
Line of Credit           1/2%                                                                          $      200
Bank One Term Loan I     $650,000 with principal repayable in monthly    First lien on all assets
                         installments of $7,738 plus interest at prime   (finance acquisition)
                         plus 3/4%, due June 2005                                                             557
Bank One Term Loan II    $1,118,000 with principal repayable in monthly  First lien on all assets installments of $31,056 plus interest at prime  (finance acquisition)
                         plus 1 1/4%, due June 2003                                                           745
The Markpoint Equity     $1,250,000 with interest payable at a fixed     Second lien on all assets
Fund Group (MEFG)        rate of 13 1/2%, principal due June 2005        (finance acquisition)
Senior Subordinated Note                                                                                    1,250
                         Warrant associated with the MEFG sub debt                                            167
                         Less unamortized discount associated with put
                         warrant                                                                             (128)
                                                                                                     ----------------

Subtotal Champion                                                                                           2,791
                                                                                                     ----------------

Pyramid Coach Combined

                                                                                                       Debt Amount
                                                                                                     (in thousands)
                                                                                                        June 30,
Lender                   Terms                                           Collateral & Use                 2001
---------------------------------------------------------------------------------------------------------------------

Old National Bank        Not to exceed $200,000, interest payable        First lien on all assets
Revolving Line of Credit monthly at prime plus 1%, due July 2001         (working capital loan)        $      200
Various Installment      $14,467,286 repayable in monthly installments   First lien on assets
Loans                    totaling $197,000 including interest ranging    financed (finance
                         from 8.5% to 13.1% through November 2007 and    acquisition and asset
                         applicable balloon payments thereafter through  purchases)
                         December 2007                                                                     13,219
Former Stockholders of   $927,500 repayable in monthly installments,     DW Leasing and Pyramid
Pyramid Coach, Inc. and  interest at 9% through December 2002 with a     Security Agreements
Related Companies        balloon payment in January 2003                 (finance acquisition)
Installment Loans                                                                                             928
                                                                                                     ----------------

Subtotal Pyramid Coach Combined                                                                            14,347
                                                                                                     ----------------


                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


Danzer

                                                                                                       Debt Amount
                                                                                                     (in thousands)
                                                                                                        April 30,
                                                                                                          2001
---------------------------------------------------------------------------------------------------------------------

Wells Fargo              Revolving and term loans payable, interest at
                         prime plus 2.25%, due January 21, 2005                                        $      646
Cadema Joint Venture     Note payable, interest-free, principal was due
                         on December 31, 1998                                                                 345
US Amada, Ltd.           Term loans payable, monthly payments currently
                         aggregating $12,668 including interest at 10%,
                         loans due January 2005, collateralized by
                         equipment                                                                            344
Various                  Equipment loans payable, monthly payments currently
                         aggregating $2,339 through March 2004, including
                         interest 7.86% to 11.25%,
                         collateralized by certain equipment                                                   58
                                                                                                     ----------------

Subtotal Danzer                                                                                             1,393
                                                                                                     ----------------

Total Debt                                                                                                 26,162

Less current portion                                                                                       (8,185)
                                                                                                     ----------------

Long-term Debt                                                                                         $   17,977
                                                                                                     ================


U.S. Rubber was in technical default of certain financial loan covenants with Bank One on its long-term debt. Management has completed discussions with Bank One in respect of the violations by U.S. Rubber of the negative covenants of (i) fixed charge coverage ratio and (ii) funded debt to EBITDA ratio. Management has received a waiver of these violations and an amendment of the Credit Agreement which extends it through November 1, 2002 when the entire debt is due.

Champion Trailer is in technical default of certain financial loan covenants with Markpoint on its long-term debt. Champion has received quarterly waivers through June 30, 2001 of all defaults, but remains in default for the classification of debt. The noncurrent debt due Markpoint in the amount of $1,250,000 has been reclassified as current debt in the balance sheet until such time as the waivers obtained are for a period longer than 90 days.

DW Leasing was in technical default of certain financial loan covenants with one lender. The noncurrent debt due in the amount of $608,250 has been classified as long-term for the six months ended June 30, 2001.

                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


United

                                                                                                       Debt Amount
                                                                                                     (in thousands)
                                                                                                        June 30,
Lender                   Terms                                           Collateral & Use                  2001
---------------------------------------------------------------------------------------------------------------------

Bank One Revolving Line  Not to exceed $2,000,000, with interest         Uncollateralized
of Credit                payable monthly at LIBOR, additional
                         borrowings over $1,000,000 bear interest at
                         prime rate                                                                    $    1,000
Ryder Transportation     Capital lease obligation
Services                                                                                                      118
                                                                                                     ----------------

Total United debt                                                                                           1,118

Less current portion                                                                                       (1,026)
                                                                                                     ----------------

Long-term Debt                                                                                         $       92
                                                                                                     ================


In conjunction with the Acquisition of United, Danzer issued $500,000 of unsecured 8% convertible debentures. Proceeds were advanced to United Acquisition Corp. for use in acquiring assets of United Expressline as described in Note 2. The debentures provide the holder with the right to convert, at any time, all or part of the debenture into shares of common stock at a conversion price of $.10 per share subject to adjustment as provided in the debenture agreement. Interest is payable monthly. Monthly principal payments equal to $10 for each $1,000 of remaining principal commence July 2004. All unpaid principal is due July 2008. The debentures also provide for optional redemption by the holder under certain conditions after June 30, 2002. The Company also has optional redemption rights at 101% of principal based on attaining certain levels of earnings, trading volume and other factors.

6.   INCOME TAXES

The shareholders and members of Champion, DW Leasing, and United have elected to be treated as either an S Corporation, LLC, or Partnership for income tax purposes as provided by the Internal Revenue Code. No provision would have been presented for Champion and DW Leasing due to net losses in all periods. Had United been considered taxable, a pro forma tax provision of $290,300, $481,900, and $795,800 for the six-month periods ended June 30, 2001 and 2000 and the year ended December 31, 2000, respectively, would have been presented, resulting in pro forma net income of $435,356, $722,846, and $1,193,845, respectively. U.S. Rubber and Danzer account for income taxes in compliance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recorded for any temporary differences between the financial statement and tax bases of assets and liabilities, using the enacted tax rates and laws expected to be in effect when the taxes are actually paid or recovered.

                      U.S. RUBBER RECLAIMING COMBINED GROUP
                          AND UNITED EXPRESSLINE, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


7    SUBSEQUENT EVENTS

As previously described,  Danzer acquired United on July 31, 2001. The following schedule is a description of acquisition costs of United and the preliminary purchase price allocation (in thousands):

Purchase Price:
  Cash to seller                                             $       11,050
  Seller note                                                         1,500
  Liabilities assumed                                                 1,670
  Acquisition costs                                                   1,138
                                                           --------------------

Total Purchase Price                                         $       15,358
                                                           ====================

Purchase Price Allocation:
  Net current assets, including
    Accounts receivable and inventory                        $        5,559
    Land, property and equipment                                      2,004
    Goodwill                                                          5,821
    Intangible assets                                                 1,813
    Other assets                                                        161
                                                           --------------------

Total Purchase Price Allocation                              $       15,358
                                                           ====================

                          UNAUDITED CONDENSED PRO FORMA
                         FINANCIAL INFORMATION AND NOTES

                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

        CONDENSED UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION


Introduction to Pro Forma Financial Information

     Pursuant to the June 21, 2001 Acquisition and Plan of Reorganization agreement, at the second closing on July 31, 2001, Danzer issued 2,206,893 shares of Series C Preferred Stock to acquire UAI. The purchase price and purchase accounting will be allocated to the assets and liabilities of United Expressline, Inc. based on their fair values. The purchase price was $15,358,000.

     An independent third-party appraisal company conducted a preliminary valuation of United's intangible assets. These intangibles include existing brand name, noncompete, and the customer base. The preliminary valuation of intangibles included $821,592 for brand name, $886,058 for noncompete, and $104,958 for the customer base. The excess of the purchase price over the fair value of the identifiable tangible and intangible net assets of $5,820,972 will be allocated to goodwill. The value assigned to tangible assets totaled $7,563,000.

     The unaudited pro forma financial information does not give effect to any cost savings and other synergies that may result from the merger. U.S. Rubber is developing its plans for integration of the business but cannot make final decisions until the merger is complete. In addition, the unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma information presented herein is shown for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company, or the financial position or results of operations of the Company that would have actually occurred had the acquisition been in effect as of the date or for the periods presented. The Company's financial statements will reflect the acquisition of United only from July 31, 2001.

Prior to the acquisition, U.S. Rubber Group's fiscal year end was December 31. Accordingly, the unaudited pro forma financial information for U.S. Rubber Group is presented as of and for the six months ended June 30, 2001 and 2000 and for the year ended December 31, 2000. The six months ended June 30, 2001 and 2000, respectively, represent the most recent period prior to the acquisition of July 31, 2001.

                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

        CONDENSED UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION



                                                                                                        June 30, 2001
                                            ---------------------------------------------------------------------------------------
                                               (a)            (m)                             (b)
                                            U.S. Rubber                   Adjusted U.S.
                                              Group       Danzer Corp.    Rubber Group
                                            Historical     Pro Forma       Historical       United        Pro Forma     Pro Forma
                                            Combined     Adjustments       Combined      Expressline    Adjustments     Totals
                                            ---------------------------------------------------------------------------------------

Current assets:
  Cash                                      $     70,924   $       --   $     70,924   $    217,789  $        --       $    288,713
  Accounts receivable, net                     2,938,115           --      2,938,115      1,497,771           --          4,435,886
  Inventories, net                             2,774,629           --      2,774,629      3,654,192           --          6,428,821
  Other current assets                         1,014,155           --      1,014,155        155,882       48,192  (c)     1,218,229
                                            ---------------------------------------------------------------------------------------
                                            ---------------------------------------------------------------------------------------

Total current assets                           6,797,823           --      6,797,823      5,525,634       48,192         12,371,649
                                            ---------------------------------------------------------------------------------------

Property, plant and equipment, net            23,062,462      887,279     23,949,741        927,681    1,076,289  (c)    25,953,711
                                            ---------------------------------------------------------------------------------------

Other assets:
  Goodwill and other intangible assets         2,714,056    3,342,057      6,056,113             --    7,642,030  (d)    13,698,143
  Other assets                                   360,174           --        360,174        396,394      147,035  (d)       903,603
                                            ---------------------------------------------------------------------------------------

Total assets                                $ 32,934,515   $4,229,336   $ 37,163,851    $ 6,849,709  $ 8,913,546       $ 52,927,106
                                            =======================================================================================

                             See notes to unaudited
            pro forma condensed consolidated financial information.

                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

        CONDENSED UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION


                                                                    June 30, 2001
                                            ---------------------------------------------------------------------------------------
                                              (a)            (m)                             (b)
                                            U.S. Rubber                   Adjusted U.S.
                                             Group       Danzer Corp.    Rubber Group
                                            Historical     Pro Forma       Historical       United          Pro Forma     Pro Forma
                                            Combined     Adjustments       Combined      Expressline      Adjustments      Totals
                                           ----------------------------------------------------------------------------------------

Current liabilities:
  Lines of credit                          $  2,776,350   $        --    $  2,776,350    $ 1,000,000  $        --       $ 3,776,350
  Current portion of long-term debt           5,408,193      (345,000)      5,063,193         26,155           --         5,089,348
  Accounts payable and accrued expenses       2,429,181            --       2,429,181      1,365,369           --         3,784,386
  Other current liabilities                   1,356,693       (10,164)      1,346,529             --           --         1,356,693
                                           ----------------------------------------------------------------------------------------

Total current liabilities                    11,970,417      (355,164)     11,615,253      2,391,524           --        14,006,777

Long-term liabilities:
  Long-term debt, net of current portion     17,977,285            --      17,977,285         92,225   11,410,221  (e)   29,479,731
  Deferred income taxes                       1,931,000            --       1,931,000             --           --         1,931,000
  Other liabilities                           1,693,824       963,919       2,657,743        369,285           --         3,027,028
                                           ----------------------------------------------------------------------------------------

Total liabilities                            33,572,526       608,755      34,181,281      2,853,034   11,410,221        48,444,536

Stockholders' equity (deficit)                 (638,011)    3,620,581       2,982,570      3,996,675   (2,496,675) (c)    4,482,570
                                           ----------------------------------------------------------------------------------------

Total liabilities and stockholders' equity $ 32,934,515   $ 4,229,336    $ 37,163,851    $ 6,849,709  $ 8,913,546       $52,927,106
                                           ========================================================================================

                             See notes to unaudited
            pro forma condensed consolidated financial information.

                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

        CONDENSED UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
                            For the six months ended


                                                                             June 30, 2001
                                              -------------------------------------------------------------------------------------
                                                                         (a)           (m)                             (f)
                                              U.S. Rubber                  Adjusted U.S.
                                                Group     Danzer Corp.    Rubber Group
                                              Historical     Pro Forma   Historical Totals    United         Pro Forma    Pro Forma
                                              Combined     Adjustments                     Expressline     Adjustments     Totals
                                              -------------------------------------------------------------------------------------

Net sales                                     $ 12,768,575  $         --  $   12,768,575    $ 19,978,413  $      --    $ 32,746,988

Cost of sales                                   10,046,929       (17,543)     10,029,386      17,210,838         --      27,240,224
                                              -------------------------------------------------------------------------------------

Gross profit                                     2,721,646        17,543       2,739,189       2,767,575         --       5,506,764

Selling, general and administrative
 expenses                                        2,516,178       115,218       2,631,396       1,985,148    219,007 (g)   4,203,912
                                                                                                           (228,144)(h)
                                                                                                           (430,495)(i)
                                              -------------------------------------------------------------------------------------

Income from operations                             205,468       (97,675)        107,793         782,427    412,632      1,302,855

Other expenses                                  (1,343,412)           --      (1,343,412)        (56,771)  (564,977)(j) (1,965,160)

Income tax benefit                                  66,000            --          66,000                    (66,000)(k)        --
                                              -------------------------------------------------------------------------------------

Net income (loss)                             $ (1,071,944) $    (97,675) $   (1,169,619)   $    725,656  $(187,267)   $  (635,308)
                                              =====================================================================================

Basic and diluted loss per share                                                                                       $      (.01)
                                                                                                                       ============

Weighted average common and common
 equivalent shares outstanding basic and diluted                                                                        59,772,354
                                                                                                                       ============

                             See notes to unaudited
            pro forma condensed consolidated financial information.

                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

        CONDENSED UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
                            For the six months ended


                                                                          June 30, 2000
                                       --------------------------------------------------------------------------------------------
                                          (a)           (l)           (m)                          (f)
                                                                                 Adjusted
                                       U.S. Rubber   U.S. Rubber                U.S. Rubber
                                         Group       Reclaiming    Danzer Corp.   Group
                                       Historical     Pro Forma     Pro Forma   Historical      United       Pro Forma    Pro Forma
                                       Combined     Adjustments    Adjustments   Combined     Expressline   Adjustments    Totals
                                       ---------------------------------------------------------------------------------------------

Net sales                              $ 11,071,047  $       --   $      --   $ 11,071,047  $ 21,009,668   $      --    $ 32,080,715

Cost of sales                             8,502,620     260,000     (17,929)     8,744,691    17,765,068          --      26,509,759
                                       ---------------------------------------------------------------------------------------------

Gross profit (loss)                       2,568,427    (260,000)     17,929      2,326,356     3,244,600          --       5,570,956

Selling, general and
 administrative expenses                  2,479,082          --     115,218      2,594,300     1,991,116     230,970 (g)   4,187,165
                                                                                                            (209,879)(h)
                                                                                                            (443,342)(i)
                                       ---------------------------------------------------------------------------------------------

Income (loss) from
 operations                                  89,345    (260,000)    (97,289)      (267,944)    1,253,484     398,251       1,383,791

Other income (expenses)                    (747,136)   (185,000)         --     (1,146,152)      (48,738)   (598,020)(j) (1,792,910)
                                                                                  (214,016)
Income tax (expense)
 benefit                                         --     258,000          --        258,000            --    (258,000)(k)          --
                                       ---------------------------------------------------------------------------------------------

Net income (loss)                      $   (657,791) $ (401,016)  $ (97,289)  $ (1,156,096) $  1,204,746   $(411,919)   $  (385,119)
                                       =============================================================================================


Basic and diluted loss per share                                                                                        $      (.01)
                                                                                                                       =============

Weighted average common and common
 equivalent shares outstanding basic and diluted                                                                          59,750,687
                                                                                                                       =============

                             See notes to unaudited
            pro forma condensed consolidated financial information.

                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

        CONDENSED UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
                           For the twelve months ended


                                                                                                          December 31, 2000
                                   ------------------------------------------------------------------------------------------------
                                                                   (a)           (l)             (m)                          (f)
                                                                           Adjusted
                                   U.S. Rubber    U.S. Rubber              U.S. Rubber
                                      Group       Reclaiming Danzer Corp.   Group
                                   Historical     Pro Forma   Pro Forma    Historical       United         Pro Forma     Pro Forma
                                   Combined     Adjustments  Adjustments   Combined     Expressline     Adjustments        Totals
                                   ------------------------------------------------------------------------------------------------

Net sales                          $ 26,131,453  $       --  $       --   $ 26,131,453  $ 37,096,735   $       --      $ 63,228,188

Cost of sales                        20,772,527     476,000     (41,426)    21,207,101    31,496,666           --        52,703,767
                                   ------------------------------------------------------------------------------------------------

Gross profit (loss)                   5,358,926    (476,000)     41,426      4,924,352     5,600,069           --        10,524,421

Selling, general and
 administrative expenses              4,647,099          --     230,436      4,877,535     3,500,912      351,655 (g)     7,496,002
                                                                                                         (347,417)(h)
                                                                                                         (886,683)(i)
                                   ------------------------------------------------------------------------------------------------

Income (loss) from
 operations                             711,827    (476,000)   (189,010)        46,817     2,099,157      882,445         3,028,419

Other income (expenses)              (1,637,695)   (419,801)         --     (2,413,492)     (109,512)  (1,210,273)(j)    (3,733,277)
                                                   (355,996)
Income tax (expense)
 benefit                                (49,358)    479,934          --        430,396            --     (430,396)(k)            --
                                   ------------------------------------------------------------------------------------------------

Net income (loss)                  $   (975,406) $ (771,863) $ (189,010)  $ (1,936,279) $  1,989,645  $  (590,169)     $   (704,858)
                                   ================================================================================================

Basic and diluted loss per share                                                                                       $       (.01)
                                                                                                                       ============

Weighted average common and common equivalent shares
 outstanding basic and diluted                                                                                           59,745,942
                                                                                                                       ============

                             See notes to unaudited
            pro forma condensed consolidated financial information.

                   OBSIDIAN ENTERPRISES, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION


The following adjustments give effect to the acquisition of United Expressline, Inc. ("United") as of the dates indicated under Item 7(b). The acquisition is accounted for by the purchase method. Accordingly, the total purchase price is allocated to tangible and intangible assets and liabilities based upon United's estimate of their respective fair values at the date of acquisition.

(a) To reflect the historical balance sheet and the historical results of U.S. Rubber Group combined (as detailed on pages F-28 through F-32) and Danzer Corporation (the "merged entities"), as described on page F-27, at June 30, 2001 and April 30, 2001, respectively, and for the six-month period ended June 30, 2001 and 2000 and April 30, 2001 and 2000, respectively, and for the twelve-month period ended December 31, 2000 and October 31, 2000, respectively.

(b)  To reflect the historical balance sheet of United at June 30, 2001.

(c) To restate the historical assets of United acquired to their estimated fair value and to eliminate specific assets excluded from the purchase.

(d)  To record goodwill and other intangibles related to the purchase of United.

(e) To reflect the debt incurred by United to finance the acquisition and related costs.

(f) To reflect the historical results of United for the six-month period ended June 30, 2001 and June 30, 2000 and the twelve-month period ended December 31, 2000.

(g) To record depreciation on the tangible assets and amortization of intangible assets associated with the United acquisition. Depreciation was $15,636, $3,673, and $12,674 for June 30, 2001 and 2000 and December 31,
     2000, respectively. Amortization was $234,643, $234,643, and $364,329 for June 30, 2001 and 2000 and December 31, 2000, respectively.

(h) To eliminate costs associated with a line of business which was excluded from the United purchase as described in (c) above.

(i) To adjust salaries for individuals eliminated in conjunction with purchase of United and the reduction of salaries for individuals under contracts in conjunction with the purchase of United. Also to adjust rent expense to reflect the elimination of rent for facility and to eliminate professional fees incurred in conjunction with purchase of United.

(j) To reflect interest expense associated with debt incurred to finance the United acquisition.

(k) To reflect the income tax effect of the pro forma adjustments at the Company's consolidated effective rate and deferred taxes. As a result of the net loss on a consolidated basis and realization of future tax benefits is not assured, no income tax benefit or expense has been presented on a consolidated basis.

(l)  To  adjust  U.S.  Rubber  historical   amounts,  to  reflect  the  purchase
     accounting for the original acquisition of U.S. Rubber on December 29, 2000 by Obsidian Partners.

(m) To adjust Danzer Corp. historical amounts, to reflect purchase accounting for the reverse acquisition of Danzer Corp. on June 21, 2001.